Exhibit 99.1

Zeo Energy Corp. Reports First Quarter 2024 Financial Results

First Quarter 2024 Highlighted by Total Revenue Growth of 4% to $19.5 Million

NEW PORT RICHEY, FL – May 15, 2024 – Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company”), a leading Florida-based provider of residential solar and energy efficiency solutions, today reported financial results for the first quarter ended March 31, 2024.

Recent Financial and Operational Highlights

●	Total revenue for the first quarter 2024 increased 4% to $19.5 million year-over-year

●	Gross profit for the first quarter 2024 decreased 47% to $1.8 million year-over-year

●	Adjusted EBITDA for the first quarter 2024 resulted in a loss of $1.2 million

●	Completed merger with ESGEN Acquisition Corp. on March 13, 2024 (the “Business Combination”), resulting in shares and warrants trading on the Nasdaq Capital Market under the tickers ZEO and ZEOWW, respectively

●	Merger Transaction Expenses totaled $11.7 million for the Business Combination

●	Preferred Equity in the amount of $15.0 million was provided by Energy Spectrum, ESGEN’s Sponsor, which covered merger transaction expenses and provided capital to the Company for ongoing operations

●	Expanded sales and installation capacity into Ohio and Illinois during Q1

Management Commentary

“Our 2024 first quarter was highlighted by our completed merger with ESGEN Acquisition Corporation and our emergence as ZEO Energy Corp., and we look forward to the opportunities that are now open to us in the public markets,” said ZEO CEO Tim Bridgewater. “Despite the complexities of the merger, we closed our first quarter with a quarterly sales increase year-over-year, and expanded our operations in two new markets: Ohio and Illinois. We have historically operated as a seasonal sales and installation company, so our focus in Q1 was on completing installations from the prior sales season, planning, recruiting, and engaging our sales teams for the coming season, and staffing operations as we anticipate growth through the following three quarters.

“As we look ahead, we believe that ZEO is well positioned for the second and third quarters of 2024,” Bridgewater continued. “We see positive signs that the headwinds facing our industry are starting to dissipate in many regions around the country, and anticipate more favorable equipment pricing throughout the year as well as stable or declining interest rates. Traditionally, our sales force drives the largest share of our yearly installation volume in the summer months from May to September. We are already returning a significant number of successful sales managers as well as new representatives to the field, indicating growth in our overall numbers for 2024 across sales and installations. With transaction costs from our successful business combination behind us, we expect that our profitability will return to historical levels of growth throughout the remainder of the year as well.

“Overall, we believe that residential solar adoption is in its early innings in the United States. We are confident that with our disciplined, quality-driven sales approach and simple business model, we are poised for another year of sustainable growth in 2024.”

First Quarter 2024 Financial Results

Results compare the 2024 fiscal first quarter ended March 31, 2024, to the 2023 fiscal first quarter ended March 31, 2023, unless otherwise indicated.

●	Total revenue totaled $19.5 million, a 4.0% increase from $18.7 million in the comparable 2023 period. This increase was primarily due to the company reducing its backlog of jobs through the completion of installations during the quarter.

●	Gross profit decreased to $1.8 million (9.5% of net revenue) from $3.4 million (18.6% of net revenue) in the comparable 2023 period. The decrease in gross profit was driven in part by deferred installation costs from 2023.

●	Net loss for the quarter was $1.7 million (-8.7% of net revenue) compared to net income of approximately $1.6 million (8.6% of net revenue) in the comparable 2023 period. This decrease was primarily due to the decrease in gross profit followed by higher general and administrative costs incurred for investments in software to support sales and installation teams as well as costs associated with managing the publicly traded company, such as new personnel, legal, accounting and investment banking costs.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to a loss of $1.2 million (-5.2% of total revenue) from approximately $2.0 million (10.9% of total revenue) in the comparable 2023 period. This decrease was primarily attributable to additional costs incurred from the Company’s successful business combination and public listing on the Nasdaq Capital Market.

For more information, please visit the ZEO investor relations website at investors.zeoenergy.com.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo is focused on high growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its subsidiary, Sunergy by Zeo Energy, serves customers who desire to reduce high energy bills and contribute to a more sustainable future.

Non-GAAP Financial Measures

Adjusted EBITDA

Zeo Energy defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude stock-based compensation and merger and acquisition expenses (“M&A expenses”). Zeo utilizes Adjusted EBITDA as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of Zeo’s results of operations to other companies in the industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$(1,699,200)	$1,602,939
Adjustment:
Other income (expense), net	175,054	10,544
Income tax benefit	(89,929)	-
Depreciation and amortization	462,701	432,599
Adjusted EBITDA	$(1,151,374)	$2,046,082

Adjusted EBITDA Margin

Zeo Energy defines Adjusted EBITDA margin, a non-GAAP financial measure, expressed as a percentage, as the ratio of Adjusted EBITDA to revenue, net. Adjusted EBITDA margin measures net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude M&A expenses and is expressed as a percentage of revenue. In the table above, Adjusted EBITDA is reconciled to the most comparable GAAP measure, net income (loss). Zeo utilizes Adjusted EBITDA margin as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of the Company’s results of operations to other companies in Zeo’s industry.

The following table sets forth Zeo’s calculations of Adjusted EBITDA margin for the periods presented:

	Three Months Ended March 31,
	2024	2023
Numerator: Adjusted EBITDA	$(1,151,374)	$2,046,082
Denominator: Total revenue	19,488,190	18,731,489
Ratio of Adjusted EBITDA to total revenue	(5.9)%	10.9%

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to Zeo. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the benefits of the Business Combination; the future financial performance of Zeo; changes in Zeo’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Zeo’s views as of any subsequent date, and Zeo does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Zeo’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against Zeo or others; (ii) the company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (iii) the Company’s ability to maintain the listing of its common stock and warrants on the Nasdaq; (iv) the ability to recognize the anticipated benefits of the Business Combination; (v) limited liquidity and trading of the Company’s securities; (vi) geopolitical risk and changes in applicable laws or regulations; (vii) the possibility that Zeo may be adversely affected by other economic, business, and/or competitive factors; (viii) operational risk; (ix) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Zeo’s resources; and (x) other risks and uncertainties, including those included under the heading “Risk Factors” in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Zeo, their respective directors, officers or employees or any other person that Zeo will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of Zeo as of the date of this news release. Subsequent events and developments may cause that view to change. However, while Zeo may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Zeo as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Chris Adusei-Poku

Gateway Group

ZEO@gateway-grp.com

For Media:

Zach Kadletz and Anna Rutter

Gateway Group

ZEO@gateway-grp.com

-Financial Tables to Follow-

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	As of March 31,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$7,731,124	$8,022,306
Accounts receivable, including $3,089,328 and $396,488 from related parties, net of allowance for credit losses of $2,420,620 and $2,270,620, as of March 31, 2024 and December 31, 2023, respectively	7,392,075	2,970,705
Inventories	379,321	350,353
Prepaid installation costs	424,792	4,705,519
Prepaid expenses and other current assets	4,004,532	40,403
Total current assets	19,931,844	16,089,286
Other assets	207,846	62,140
Property, equipment and other fixed assets, net	2,938,703	2,918,320
Operating lease right of use assets	982,951	1,135,668
Intangibles, net	514,020	771,028
Goodwill	27,010,745	27,010,745
Total assets	$51,586,109	$47,987,187

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities
Accounts payable	$4,604,583	$3,785,755
Accrued expenses and other current liabilities, including $267,006 and $2,415,966 with related parties at March 31, 2024 and December 31, 2023, respectively	2,788,460	3,874,697
Current portion of long-term debt	412,834	404,871
Current operating lease liabilities	487,348	539,599
Contract liabilities, including $106,585 and $1,160,848 with related parties as of March 31, 2024 and December 31, 2023, respectively	585,809	5,023,418
Total current liabilities	8,879,034	13,628,340
Non-current operating lease liabilities	529,015	636,414
Other liabilities	1,500,000	0
Warrant liabilities	1,656,000	-
Long-term debt	1,283,022	1,389,545
Total liabilities	13,847,071	15,654,299
Commitments and contingencies (Note 14)

Redeemable noncontrolling interests
Convertible preferred units	15,079,167	-
Class B Units	192,261,000	-

Stockholders’ equity
Class V common stock	3,523	3,373
Class A common stock	503	-
Additional paid in capital	-	31,152,491
(Accumulated deficit) Retained earnings	(169,605,155)	1,177,024
Total stockholders’ equity	(169,601,129)	32,332,888
Total liabilities, mezzanine equity and stockholders’ equity	$51,586,109	$47,987,187

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended March 31,
	2024	2023
Revenue, net of financing fees of $4,081,358 and $6,269,033 for the three months ended March 31, 2024 and 2023, respectively	$10,675,421	$18,731,489
Related party revenue, net of financing fees of $3,856,219 and $0 for the three months ended March 31, 2024 and 2023, respectively	8,812,769	-
Total revenue	19,488,190	18,731,489
Operating costs and expenses:
Cost of goods sold (exclusive of items shown below)	17,183,740	14,809,215
Depreciation and amortization	462,701	432,599
Sales and marketing	118,983	549,605
General and administrative	3,336,841	1,326,587
Total operating expenses	21,102,265	17,118,006
(Loss) income from operations	(1,614,075)	1,613,483
Other (expenses) income, net:
Other income, net	-	5,000
Change in fair value of warrant liabilities	(138,000)	-
Interest expense	(37,054)	(15,544)
Total other expense, net	(175,054)	(10,544)
Net (loss) income before taxes	(1,789,129)	1,602,939
Income tax benefit	89,929	-
Net (loss) income	(1,699,200)	1,602,939
Net (loss) attributable to Sunergy Renewables LLC prior to the Business Combination	(759,936)	1,602,939
Net (loss) income for the period March 13, 2024 through March 31, 2024	(939,264)	-
Net (loss) income attributable to redeemable non-controlling interests	249,267	-
Net (loss) income attributable to Class A common stock	$(1,188,531)	$-

Basic and diluted net (loss) income per common unit	$(1.20)
Weighted average units outstanding, basic and diluted	994,345

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2024	2024
Cash Flows from Operating Activities
Net (loss) income	$(1,699,200)	$1,602,939
Adjustment to reconcile net (loss) income to cash (used in) provided by operating activities
Depreciation and amortization	462,701	432,599
Change in fair value of warrant liabilities	138,000	-
Gain on preferred stock forward	-	-
Provision for credit losses	150,000	240,486
Stock issued to vendors	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,878,529)	(770,981)
Accounts receivable due from related parties	(2,692,841)	-
Inventories	(28,968)	(53,674)
Prepaid installation costs	4,280,727	-
Prepaids and other current assets	(1,420,528)	(180,286)
Other assets	(84,704)	-
Accounts payable	(330,661)	(1,914)
Accrued expenses and other current liabilities	(456,316)	313,286
Accrued expenses and other current liabilities due to related parties	(2,148,960)	-
Contract liabilities	(3,383,346)	(14,789)
Contract liabilities due to related parties	(1,054,263)	-
Operating lease payments	(6,933)	22,111
Net cash (used in) provided by operating activities	(10,153,821)	1,589,777

Cash flows from Investing Activities
Purchases of property, equipment and other assets	(226,076)	(605,874)
Net cash used in investing activities	(226,076)	(605,874)

Cash flows from Financing Activities
Proceeds from the issuance of debt	-	408,003
Proceeds from the issuance of convertible preferred stock, net of transaction costs	10,277,275	-
Repayments of debt	(98,560)	(75,000)
Transaction costs	-	-
Distributions to members	(90,000)	(166,323)
Net cash provided by financing activities	10,088,715	166,680
Net (decrease) increase in cash and cash equivalents	(291,182)	1,150,583
Cash and cash equivalents, beginning of period	8,022,306	2,268,306
Cash and cash equivalents, end of the period	$7,731,124	$3,418,889

Supplemental Cash Flow Information
Cash paid for interest	$35,894	$71,258

Non-cash transactions
Transaction costs	$3,269,039	$-
Issuance of Class A common stock to vendors	$2,478,480	$-
Issuance of Class A common stock to backstop investors	$1,569,440	$-
Accretion of preferred units	$8,224,091	$-